Exhibit 10.3

CONVERSION AGREEMENT

THIS CONVERSION AGREEMENT (the “Agreement”), dated as of June 19, 2012, is made by and between Pershing Gold Corporation, a Nevada corporation (“Company”) and Frost Gamma Investments Trust   (“Holder”).

WHEREAS, the Company has previously issued to the Holder the following securities: (i) 3,284,396 shares of Series C Convertible Preferred Stock which are convertible into shares of the Company’s common stock, $0.0001 par value per share (the “Common Stock”) at a current per share price of $0.35, subject to adjustment (the “Series C Preferred Stock” and the conversion price, the “Series C Conversion Price”) and (ii) 6,086,968 shares of Series D Convertible Preferred Stock, which are convertible into shares of Common Stock at a current per share price of $0.35, subject to adjustment (the “Series D Preferred Stock” and the conversion price, the “Series D Conversion Price”); and

WHEREAS, Company desires that the Holder convert all shares of Series C Preferred Stock and all shares of Series D Preferred Stock held by the Holder into shares of Common Stock at the Series C Conversion Price and Series D Conversion Price, respectively in effect on the date of closing held in accordance with Section 4 herein (the “Closing Date”) and the transactions, collectively, the Preferred Conversions”);

WHEREAS, the terms of the Series C Preferred Stock are governed by that certain Certificate of Designation of Preferences, Rights and Limitations, filed with the Secretary of State of Nevada on September 29, 2011 (the “Series C Certificate of Designation”) and further governed contractually by that certain Note Assignment and Assumption Agreement dated as of March 30, 2012 by and between the Holder, Platinum Long Term Growth LLC, Lakewood Group LLC and certain other assignees signatory thereto (the “Note Assignment Agreement”);

WHEREAS, under the terms of the Series C Certificate of Designation, each share of Series C Preferred Stock is entitled to receive $1.50 per share in the event of the liquidation, dissolution or winding up of the business of the Company (the “Series C Liquidation Preference”)

WHEREAS, the terms of the Series D Preferred Stock are governed by that certain Certificate of Designation of Preferences, Rights and Limitations, filed with the Secretary of State of Nevada on February 21, 2012 and amended on March 30, 2012 and April 11, 2012 (the “Series D Certificate of Designation”)

WHEREAS, in consideration for the Preferred Conversions by the Holder and the effective forfeiture by the Holder of the Series C Liquidation Preference, the Company desires to issue to the Holder, 3,000,000 shares of Common Stock (the “Incentive Shares”);

NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Agreement, and for other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the Company and Holder agree as follows:

1.             Terms of the Conversion. Holder hereby agrees to convert all shares of Series C Preferred Stock into shares of Common Stock at a per share price equal to the Series C Conversion Price in effect on the Closing Date and to deliver the conversion notice, in the form attached hereto as Exhibit A (the “Series C Conversion Notice”), to the Company on the date hereof.  Furthermore, Holder hereby agrees to convert all shares of Series D Preferred Stock into shares of Common Stock at a per share price equal to the Series D Conversion Price in effect on the Closing Date and to deliver the conversion notice, in the form attached hereto as Exhibit B (the “Series D Conversion Notice”), to the Company on the date hereof.  The shares of Common Stock to be issued upon conversion of the Series C Preferred Stock and Series D Preferred Stock shall be referred to as the “Conversion Shares”).

2.            Waiver of Beneficial Ownership Blocker.  The Holder acknowledges that the Series C Preferred Stock is governed by a beneficial ownership blocker, as set forth the Note Assignment Agreement, whereby the Holder is prohibited from effecting a conversion of the Series C Preferred Stock and receiving shares of Common Stock upon such conversion, such that the number of shares of Common Stock held by the Holder and its affiliates after such conversion exceeds 9.99% of the issued and outstanding Common Stock of the Company unless the Company receives a written waiver of such provision on 61 days’ notice (the “Series C Beneficial Ownership Blocker”).  Furthermore, Holder acknowledges that, pursuant to the terms of the Series D Certificate of Designation, the Holder is prohibited from effecting a conversion of the Series D Preferred Stock and receiving shares of Common Stock upon such conversion, such that the number of shares of Common Stock held by the Holder and its affiliates after such conversion exceeds 4.99% (the “Series D Threshold”) of the issued and outstanding Common Stock of the Company unless the Company receives a written waiver of such provision with 61 days’ notice, in which case, the Series D Threshold shall be increased to 9.99%.  Upon the Company’s receipt of a written waiver on 61 days’ written notice, the Series D Threshold can be waived in its entirety (the “Series D Beneficial Ownership Blocker”).  The Company and the Holder hereby agree and acknowledge that this Agreement shall be deemed sufficient written waiver of the Series C Beneficial Ownership Blocker in its entirety and the Series D Beneficial Ownership Blocker in its entirety (for absence of doubt, the Holder is waiving any and all Series D Thresholds) and the Holder understands and acknowledged that the Holder will receive shares its Common Stock from its conversion of the Series C Preferred Stock and Series D Preferred Stock on the date this is sixty-two (62) days from the date hereof to the extent such shares of Common Stock would have caused the Holder to hold in excess of 9.99% of the issued and outstanding Common Stock of the Company on the date hereof.

3.            Conversion Consideration.   In consideration for the voluntary conversion by the Holder of the Series C Preferred Stock and the Series D Preferred Stock and in consideration for the effective forfeiture by the Holder of the Liquidation Preference through the conversion of the Series C Preferred Stock, the Company shall issue to the Holder the Incentive Shares.

4.            Closing; Condition Precedent.

(a)            Closing.  Upon satisfaction of the conditions set forth herein, a closing shall occur at the principal offices of the Company, or such other location as the parties shall mutually agree. At closing, Holder shall deliver the Series C Conversion Notice and the Series D Conversion Notice to the Company and the Company shall deliver to such Holder a certificate in the name of the Holder evidencing that number of Conversion Shares such that the Holder will not hold in excess of 9.99% of the issued and outstanding Common Stock of the Company (such number of shares, the “Threshold Shares”).  On the date that is sixty two (62) days from the date hereof, the Company shall deliver to the Holder a certificate representing that number of shares equal to the difference between (a) the total number of Conversion Shares the Holder is entitled to receive upon full conversion of the Series C Preferred Stock and the Series D Preferred Stock and (b) the Threshold Shares.

(b)            Condition Precedent.  This Agreement is subject to, conditioned upon, and shall not be effective until, such date that the Company consummates a private placement in which the Company sells shares of its Common Stock at a per share price of $0.32 to Coeur d’Alene Mines Corporation with aggregate gross proceeds to the Company of Three Million Five Hundred Thousand Dollars ($3,500,000) (the “Triggering Financing”).  In the event the Triggering Financing is not consummated on or before August 15, 2012, then this Agreement shall be null and void and of no force and effect.

5.   Further Assurances

. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as any other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

6.             Representations and Warranties of the Holder. The Holder represents and warrants as of the date hereof and as of the closing to the Company as follows:

a.           Authorization; Enforcement. The Holder has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by this Agreement and otherwise to carry out its obligations hereunder and thereunder.  The execution and delivery of this Agreement by the Holder and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by all necessary action on the part of the Holder and no further action is required by the Holder.  This Agreement has been (or upon delivery will have been) duly executed by the Holder and, when delivered in accordance with the terms hereof, will constitute the valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except: (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

b.             Restricted Securities.  Such Holder understands that the Conversion Shares and the Incentive Shares are “restricted securities” and have not been registered under the Securities Act or any applicable state securities law and that certificates evidencing the Conversion Shares and the Incentive Shares may bear a legend to that effect.

c.             Investment Intent. Such Holder is acquiring the Conversion Shares and the Incentive Shares, for investment for its own account, not as a nominee or agent, and not with the view to, or for resale in connection with, any distribution thereof, and such Holder has no present intention of selling, granting any participation in, or otherwise distributing the same. Such Holder further represents that it will not violate the Securities Act of 1933, as amended (the “Securities Act”) and does not have any contract, undertaking, agreement or arrangement with any person or entity to sell, transfer or grant participation to such person or entity or to any third person or entity with respect to the Series C Preferred Stock, the Series D Preferred Stock, the Conversion Shares and the Incentive Shares.

d.             Residency. The residency of the Holder (or, in the case of a partnership or corporation, such entity’s principal place of business) is correctly set forth in Section 7(e) herein.

e.             Speculative Nature of Investment. Such Holder understands and acknowledges that the Company has a limited financial and operating history and that an investment in the Company is highly speculative and involves substantial risks. Such Holder can bear the economic risk of such Holder’s investment and is able, without impairing such Holder’s financial condition, to hold the Conversion Shares for an indefinite period of time and to suffer a complete loss of such Holder’s investment.

f.             Accredited Investor. The Holder is an “accredited investor’ within the meaning of Regulation D, Rule 501(a), promulgated by the Securities and Exchange Commission under the Securities Act and shall submit to the Company such further assurances of such status as may be reasonably requested by the Company.

g.                      Tax Advisors. Such Holder has reviewed with its own tax advisors the U.S. federal, state, local and foreign tax consequences of this investment and the transactions contemplated by this Agreement. With respect to such matters, such Holder relies solely on such advisors and not on any statements or representations of the Company or any of its agents, written or oral. The Holder understands that it (and not the Company) shall be responsible for its own tax liability that may arise as a result of this investment or the transactions contemplated by this Agreement.

5.            Representations and Warranties of the Company. The Company hereby makes the following representations and warranties to the Holder:

a.           Authorization; Enforcement. The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by this Agreement and otherwise to carry out its obligations hereunder and thereunder.  The execution and delivery of this Agreement by the Company and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by all necessary action on the part of the Company and no further action is required by the Company, the Board of Directors of the Company or the Company’s stockholders in connection therewith.  This Agreement has been (or upon delivery will have been) duly executed by the Company and, when delivered in accordance with the terms hereof, will constitute the valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except: (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

6.           Release by the Holder.  In consideration of the foregoing, Holder releases and discharges Company, Company’s officers, directors, principals, control persons, past and present employees, insurers, successors, and assigns (“Company Parties”) from all actions, cause of action, suits, debts, dues, sums of money, accounts, reckonings, bonds, bills, specialties, covenants, contracts, controversies, agreements, promises, variances, trespasses, damages, judgments, extents, executions, claims, and demands whatsoever, in law, admiralty or equity, which against Company Parties ever had, now have or hereafter can, shall or may, have for, upon, or by reason of any matter, cause or thing whatsoever, whether or not known or unknown, from the beginning of the world to the day of the date of this Release relating to the Series C Preferred Stock, the Series D Preferred Stock or its ownership thereof.

7.           Miscellaneous

a.           Successors and Assigns.  This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns.

b.           Governing Law; Jurisdiction; Waiver of Jury Trial.  This Agreement shall be governed by and construed under the laws of the State of New York without regard to the choice of law principles thereof. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the State of New York located in The City of New York, Borough of Manhattan for the adjudication of any dispute hereunder or in connection herewith or therewith or with any transaction contemplated hereby or thereby, and hereby irrevocably waives any objection that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper.  Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law.  EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

c.           Severability.  If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of any provision of this Agreement in any other jurisdiction.

d.           Counterparts/Execution.  This Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party. In the event that any signature is delivered by facsimile transmission or by an e-mail which contains an electronic file of an executed signature page, such signature page shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or electronic file signature page (as the case may be) were an original thereof.

e.           Notices.  Any notice or communication permitted or required hereunder shall be in writing and shall be deemed sufficiently given if hand-delivered or sent (i) postage prepaid by registered mail, return receipt requested, or (ii) by facsimile, to the respective parties as set forth below, or to such other address as either party may notify the other in writing.

If to the Company, to:     Pershing Gold Corporation
    1658 Cole Boulevard
    Building 6, Suite 210
    Lakewood, CO 80401

If to Holder, to:                 Frost Gamma Investments Trust
    4400 Biscayne Boulevard
    Miami, FL 33137

f.           Expenses.  The parties hereto shall pay their own costs and expenses in connection herewith.

g.           Entire Agreement; Amendments.  This Agreement constitutes the entire agreement between the parties with regard to the subject matter hereof and thereof, superseding all prior agreements or understandings, whether written or oral, between or among the parties.  This Agreement may be amended, modified, superseded, cancelled, renewed or extended, and the terms and conditions hereof may be waived, only by a written instrument signed by all parties, or, in the case of a waiver, by the party waiving compliance.  Except as expressly stated herein, no delay on the part of any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any waiver on the part of any party of any right, power or privilege hereunder preclude any other or future exercise of any other right, power or privilege hereunder.

h.           Headings.  The headings used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

(Signature Pages Follow)

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as of the day and year first above written.

COMPANY:

PERSHING GOLD CORPORATION

By:	/s/ Stephen Alfers
Name: Stephen Alfers
Title: Chief Executive Officer

HOLDER:

FROST GAMMA INVESTMENTS TRUST

By:	/s/ Dr. Philip Frost
Name: Dr. Philip Frost
Title: Trustee

EXHIBIT A

NOTICE OF CONVERSION

SERIES C CONVERTIBLE PREFERRED STOCK

The undersigned hereby elects to convert the number of shares of Series C Convertible Preferred Stock indicated below into shares of common stock, $.0001 par value per share (the “Common Stock”), of Pershing Gold Corporation, a Nevada corporation (the “Corporation”), according to the conditions hereof, as of the date written below.  If shares of Common Stock are to be issued in the name of a Person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto and is delivering herewith such certificates and opinions as may be required by the Corporation.  No fee will be charged to the Holders for any conversion, except for any such transfer taxes.

Conversion calculations:

Date to Effect Conversion:

Number of shares of Series C Preferred Stock owned prior to Conversion:

Number of shares of Series C Preferred Stock to be Converted:

Conversion Price of shares of Series C Convertible Preferred Stock to be Converted:

Number of shares to issued upon Conversion:

Number of shares of Series C Preferred Stock subsequent to Conversion:

HOLDER

Name:
Title:

EXHIBIT B

NOTICE OF CONVERSION

SERIES D CONVERTIBLE PREFERRED STOCK

The undersigned hereby elects to convert the number of shares of Series D Convertible Preferred Stock indicated below into shares of common stock, $.0001 par value per share (the “Common Stock”), of Pershing Gold Corporation, a Nevada corporation (the “Corporation”), according to the conditions hereof, as of the date written below.  If shares of Common Stock are to be issued in the name of a Person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto and is delivering herewith such certificates and opinions as may be required by the Corporation.  No fee will be charged to the Holders for any conversion, except for any such transfer taxes.

Conversion calculations:

Date to Effect Conversion:

Number of shares of Series D Preferred Stock owned prior to Conversion:

Number of shares of Series D Preferred Stock to be Converted:

Conversion Price of shares of Series D Convertible Preferred Stock to be Converted:

Number of shares to issued upon Conversion:

Number of shares of Series D Preferred Stock subsequent to Conversion:

HOLDER

Name:
Title: